Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-259318 and 333-254982) and Form S-8 (Nos. 333-257968 and 333-265902) of PainReform Ltd. of our report dated March 14, 2023, relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
March 15, 2023